SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Comtex News Network, Inc.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         .......................................................................

         2) Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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         4) Proposed maximum aggregate value of transaction:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


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4) Date Filed: October 28, 2003

                              Comtex News Network
                       625 N. Washington Street, Suite 301
                           Alexandria, Virginia 22314


                                                                October 28, 2003
Dear Fellow Stockholders:

     You are cordially invited to attend Comtex News Network, Inc.'s Annual Meeting of Stockholders to be held on December 4, 2003 at 11:00 a.m. local time at the Sheraton Suites Old Town, 801 North St. Asaph Street, Alexandria, Virginia.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of a director to the Company's Board of Directors; (ii) adoption of the Company's 2003 Incentive Stock Plan for the purpose of obtaining incentive stock option treatment under Section 422 of the Internal Revenue Code of 1986, as amended, for options granted to employees;
(iii) ratification of the appointment of Goldstein Golub Kessler, LLP as the Company's independent auditors; and (iv) any other business as may properly come before the meeting. In addition, we will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

                                             Sincerely,

                                            /s/ Stephen W. Ellis

                                            Stephen W. Ellis
                                            Chairman and Chief Executive Officer


                                             /s/ Laurence F. Schwartz

                                             Laurence F. Schwartz
                                             President

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT

     Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

     If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

--------------------------------------------------------------------------------

                            Comtex News Network, Inc.

                    Notice of Annual Meeting of Stockholders
                                December 4, 2003

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Comtex News Network, Inc., a Delaware corporation (the "Company" or "Comtex"), is scheduled to be held on December 4, 2003 at 11:00 a.m., local time, at the Sheraton Suites Old Town, 801 North St. Asaph Street, Alexandria, Virginia for the following purposes:

     1. To elect one director to serve for the term of office specified in the accompanying proxy statement and until his successor is duly elected and qualified;

     2. To approve the Comtex News Network, Inc. 2003 Incentive Stock Plan for the purpose of obtaining incentive stock option treatment under
          Section 422 of the Internal Revenue Code of 1986, as amended, for options granted to employees;

     3. To ratify the selection of Goldstein Golub Kessler, LLP as independent auditors for the Company for fiscal year 2004; and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on October 24, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

                                                    FOR THE BOARD OF DIRECTORS


                                                    /s/ S. Amber Gordon


                                                    S. Amber Gordon
                                                    Corporate Secretary


Alexandria, Virginia
October 28, 2003

                            Comtex News Network, Inc.

                                 PROXY STATEMENT



GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share, of Comtex News Network, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Stockholders to be held on December 4, 2003 at 11:00 a.m. local time at the Sheraton Suites Old Town, 801 North St. Asaph Street,
Alexandria, Virginia, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 4, 2003 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the nominee for director listed under Election of Director below, and to approve Proposals No. 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

     Only stockholders of record at the close of business on October 24, 2003 are entitled to notice of and to vote at the Annual Meeting. As of October 24, 2003, 13,582,903 shares of Common Stock were issued and outstanding. This is the only class of shares authorized by the Company for which stock is outstanding. Each Common Stock share is entitled to a single non-cumulative vote on all matters that may properly come before the annual meeting. The holders of a majority of the votes of shares entitled to vote at the annual meeting will constitute a quorum at the Annual Meeting.

     Under Delaware law, (i) a plurality of the votes cast at the Annual Meeting is necessary to elect directors; (ii) the affirmative vote of a majority of the votes cast is required to approve the specified provisions of the Company's 2003 Incentive Stock Plan relating to the tax treatment thereunder; and (iii) the affirmative vote of a majority of the votes cast is required to ratify the appointment of Goldstein Golub Kessler, LLP as the Company's independent auditors for the fiscal year 2004. Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company no later than July 10, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

STOCKHOLDER LIST

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's offices, 625 N. Washington Street, Suite 301, Alexandria, Virginia 22314, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder, and at the Annual Meeting itself.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October 24, 2003 regarding the beneficial ownership of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Comtex News Network, Inc., 625 N. Washington Street, Suite 301, Alexandria, Virginia 22314. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares of Common Stock listed.


          Name and Address of              Amount and Nature of
           Beneficial Owner              Beneficial Ownership (1)    Percentage of Class
-------------------------------------    ------------------------    -------------------

AMASYS Corporation                       2,867,565 (2)                      20.1%
625 N. Washington St., Ste. 301
Alexandria, VA  22314

Stephen W. Ellis, Chairman and Chief     1,378,300 (3)                       9.4%
Executive Officer

Laurence F. Schwartz, President            375,000 (4)                       2.7%

Charles W. Terry                           764,408 (5)                       5.6%

Raymond P. Capece                               -- (6)                        *

C.W. Gilluly, Ed.D., Director            2,170,806 (7)                      15.9%

Erik Hendricks, Director                    74,900 (8)                        *

William J. Howard, Director                  3,300 (9)                        *

Robert J. Lynch, Jr., Director               3,300 (9)                        *

Robin Y. Deal, Vice President,              86,141 (10)                       *
Finance & Accounting

Deirdre D. McGonagle, Vice President,       62,533 (11)                       *
Publisher Relations

All Directors and executive officers     4,154,280 (12)                     27.1%
as a group (9 Persons)
_____________________________

*    Less than 1%.
(1)  Beneficial ownership is direct unless otherwise indicated.
(2) Includes 714,128 shares that may be acquired upon the conversion of a Convertible Note held by AMASYS. The principal balance of $856,954 as of September 30, 2003 is convertible at $1.20 per share. (See "Note Payable to AMASYS.")
(3) Includes 828,300 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan and 250,000 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 2003 Incentive Stock Plan.
(4) Includes 125,000 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan and 250,000 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 2003 Incentive Stock Plan.
(5) On April 24, 2003, Mr. Terry resigned as President and CEO and entered into a Separation and Release Agreement with the Company. (See "Executive Compensation" section.)

                                       3


(6) On July 22, 2003, Mr. Capece resigned as President and CEO and entered into a Separation and Release Agreement with the Company. (See "Executive Compensation" section.)
(7) Includes 103,300 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan, and 2,067,506 shares of Common Stock held jointly by Dr. Gilluly and his spouse.
(8) Includes 59,900 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan.
(9) Includes 3,300 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan.
(10) Includes 71,500 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan.
(11) Includes 39,883 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan.
(12) Includes 1,234,483 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 1995 Stock Option Plan and 500,000 shares of Common Stock that may be acquired upon the exercise of vested options granted under the Comtex News Network, Inc. 2003 Incentive Stock Plan.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTOR

     Pursuant to the Company's Certificate of Incorporation in the State of Delaware, effective on December 20, 2003, each member of the Board of Directors serves for a three-year term. In order to initialize this process, a schedule for the expiration dates of current director terms was established. In accordance with this schedule, Mr. Hendricks is the director nominated by the Board for election this year. The remaining terms of the current members of the Board of Directors are as follows: Expiring in 2004 will be Dr. Gilluly and Mr. Howard and expiring in 2005 will be Messrs. Ellis and Lynch. In the event Mr. Hendricks shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. Mr. Hendricks has consented to be named and has indicated his intent to serve, if elected.

     The names of the nominee, the remaining members of the Board and certain other information about them are set forth below:


           Name                             Age                        Office Held with Company
--------------------------       -------------------------       ------------------------------------
Nominee:
Erik Hendricks                              59                                 Director

Current Directors:
Stephen W. Ellis                            53                    Chairman and Chief Executive Officer
C.W. Gilluly, Ed.D.                         57                                 Director
William J. Howard                           56                                 Director
Robert J. Lynch, Jr.                        70                                 Director

     ERIK HENDRICKS has served as a director of the Company since 1991. Since 1979 he has served as the Executive Director and Chief Operating Officer of the Pennsylvania Society for the Prevention of Cruelty to Animals, a non-profit humane society.

     STEPHEN W. ELLIS was appointed Chief Executive Officer in July 2003. Mr. Ellis became a director of the Company in October 2002 and was subsequently elected Chairman of the Board. He is a private investor specializing in information technology, financial services, and electronic market data firms. In addition to his investment activities, he has frequently served as an interim senior executive for developing companies in these same industries. He most recently served as Executive Vice President and Chief Financial Officer of GFI Group, Inc., one of the world's leading credit, equity, energy and foreign exchange derivatives brokerage firms, where in 2001 he launched their largest successful private equity financing to date. Previously, Mr. Ellis was Executive Vice President, Chief Financial Officer and a director of HotJobs.com, directing its 1999 initial public stock offering and follow-on offerings. He also served as Senior Vice President of Finance and Operations at Biztravel.com and Vice President and Chief Financial Officer of Metromedia Fiber Network, Inc. Mr. Ellis also serves as President of Tournament Systems Ltd. and its parent company, Bolenka Games Online LLC, which develop and operate online and wireless versions of branded games, such as Trivial Pursuit(R). Mr. Ellis graduated from the Massachusetts Institute of Technology with a BS and a BSEE, and received his MBA from Stanford Graduate School of Business. He is also a certified public accountant.

     C.W. GILLULY, Ed.D. has served as a director of the Company since 1992. He served as President from June 1992 until September 1997, as Chairman of the Board from June 1992 until December 2002, and as Vice-Chairman from December 2002 through June 2003. Dr. Gilluly has served as Chairman of the Board and President of AMASYS and its predecessor, Infotechnology, Inc., since June 1992. Dr. Gilluly also served as a director of Analex Corporation until March 2003, an engineering services firm primarily involved with homeland security and bio-defense.

     WILLIAM J. HOWARD has served as a director of the Company since January 2003. Mr. Howard has extensive experience in journalism and is currently

President of Discovery Tours LLC, a firm providing the tourism industry with documentaries on historical communities in the mid-Atlantic and southern United States. He concurrently serves as Chief Financial Officer of Expo Television Network LLC, a firm providing the hotel industry with coverage of major conventions. Mr. Howard has also participated in real estate development and the restoration of historical sites. In Maryland, he has received Governor's Citations from three different governors for his community service work, particularly in Talbot County.

     ROBERT J. LYNCH, JR. has served as a director of the Company since January 2003. Mr. Lynch has been President of American & Foreign Enterprises, Inc. ("AFE"), an investment firm, for more than 20 years. Among its many enterprises, AFE is partnered with Hochtief, A.G., Germany's largest engineering/construction group. AFE has worked with international investment banks such as Goldman Sachs & Co., BV Bank of Munich and Citibank. Mr. Lynch has been a director of many public companies in various industries, including Dames & Moore (environmental/geotechnical engineering), Data Broadcasting Corporation (real-time financial market data) and Turner Construction Company.

Executive Officers

     The following table contains information as of October 24, 2003 as to the executive officers of the Company who are not also directors of the Company:


     Name                                 Age            Office Held With Company
     ----                                 ---            ------------------------

     Laurence F. Schwartz                 43             President

     Stephen K. Brosnihan                 39             Vice President, Sales and Business Development

     Robin Y. Deal                        39             Vice President, Finance & Accounting

     Deirdre D. McGonagle                 39             Vice President, Publisher Relations


     LAURENCE F. SCHWARTZ was appointed President of the Company in July 2003. Mr. Schwartz has guided numerous entertainment and new media ventures from start-up through various phases of growth, development and maturity, the most recent of which include Bolenka Games Online (Trivial Pursuit(R)Online), GFI Group (financial), Wizard World (publishing) and Patron Technology (technology). During the last five years, Mr. Schwartz has built New Net Companies, Inc. (NewNetCo) into a successful e-business solution provider. During 1997-1999, Mr. Schwartz was President and CEO of Auctions.com , which he co-created with the Times Mirror Co. and other partners, and then guided through a sale to
Classified Ventures, Inc. Co-owners included Gannett Company, Inc., Knight-Ridder, Inc., The New York Times Company, the Times Mirror Co., Tribune Company, and The Washington Post Company. Previously, Mr. Schwartz founded and was President of ArtSoft, Inc. and Entertainment Express, Inc., which became the leading electronic ticketing software suppliers to the entertainment industry. Mr. Schwartz continues to serve as President of NewNetCo, and is currently Chairman of the Board of Directors of Bolenka Games Online LLC and Patron Technology LLC. Mr. Schwartz serves on the board of the Stamford Center for the Arts, in Stamford, Connecticut, and is a frequent speaker on the topics of market-driven product development, business start-ups and turnarounds.

     STEPHEN K.  BROSNIHAN  was  appointed  Vice  President,  Sales and Business
Development in September 2003. Mr. Brosnihan came to Comtex from NewsEdge Corporation (now part of the Thomson Corporation) where he held several senior sales management positions during the past eight years, most recently as Director of Northeast Sales. Prior to NewsEdge, Mr. Brosnihan held sales and marketing management positions with several firms, including Borland International, a leading software company; ACI US, a database company; and Lotus Development Corporation. Mr. Brosnihan holds a B.A. from the University of Massachusetts at Amherst and resides in the New York area.

     ROBIN Y. DEAL was appointed Vice President, Finance & Accounting in January 2001. Ms. Deal is responsible for all of the Company's financial matters. Ms.

Deal began her tenure with the Company in 1996 as Controller. Ms. Deal holds a B.S. from the University of Maryland and is a certified public accountant.

     DEIRDRE D. MCGONAGLE has been an employee of the Company since October 1995 and was appointed Vice President, Publisher Relations in March 2003. Ms. McGonagle is responsible for content acquisition and manages Comtex's partnerships with news agencies.

     There are no family relationships among the directors or executive officers of the Company.

Meetings of the Board of Directors

     The Board of  Directors  held a total of 8 meetings  during  the  Company's
fiscal  year  ended  June  30,  2003.  Each  director   attended  in  person  or
telephonically 100% of the meetings held.

Committees of the Board of Directors

The Audit Committee

     The Audit Committee, which held 4 meetings during fiscal year 2003, is comprised of Messrs. Lynch, Hendricks and Howard.

Report of the Audit Committee of the Board of Directors

     The Audit Committee has issued a report that states as follows:

     - We have reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended June 30, 2003;

     - We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and

     - We have received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and have discussed with the independent accountants their independence.

     - Based on the review and discussions referred to above, we recommend to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

                                               Submitted by the Audit Committee
                                               Robert J. Lynch, Jr., Chairman
                                               Erik Hendricks
                                               William J. Howard

The Compensation Committee

     The Compensation Committee of the Board of Directors, which held 5 meetings during fiscal year 2003, is comprised of Messrs. Howard, Hendricks and Lynch. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the administration of the Company's 1995 Stock Option Plan and 2003 Stock Incentive Plan. (Also see section below including the "Report of the Compensation Committee of the Board of Directors.")

The Executive Committee

     The Executive Committee of the Board of Directors, which held 3 meetings during fiscal year 2003, is comprised of Messrs. Ellis, Hendricks and Lynch. The Executive Committee is chartered to act in place of the full Board between Board meetings, if actions are required, and to fulfill the function of reviewing any initial merger and acquisition and/or partnering proposals.

     The Board of Directors does not have a Nominating Committee.

                  The Board of Directors recommends a Vote FOR
                                                           ---
            the election of the Director named on the enclosed Proxy.

                                 PROPOSAL NO. 2

         ADOPTION OF COMTEX NEWS NETWORK, INC. 2003 INCENTIVE STOCK PLAN
               FOR THE PURPOSE OF GRANTING INCENTIVE STOCK OPTIONS

     On July 17, 2003, the Board of Directors ratified the Comtex News Network, Inc. 2003 Incentive Stock Plan (the "Plan"), which had been adopted by the Compensation Committee and was effective as of July 1, 2003. The Board of Directors seeks stockholder approval of the Plan in order to qualify the options awarded to employees for incentive treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). If shareholders fail to approve the Plan, no options awarded under the Plan will be incentive stock options. The Board of Directors believes that approval of the Plan will serve the best interests of the Company and its stockholders by permitting the Company to utilize stock options as a means to attract qualified and experienced personnel to the Company and its affiliates. The full text of the Plan is set forth in Appendix A to this Proxy Statement and the following summary is qualified in its entirety by reference thereto.

Description of the 2003 Incentive Stock Plan

Introduction

     The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), non-statutory options, and stock awards to purchase an aggregate of up to one million (1,000,000) shares of common stock. The Plan permits the grant of options and awards to qualified personnel, consultants and directors of the Company.

Administration

     The Plan shall be administered by administrators designated by the Board of Directors of the Company and consisting of not fewer than two members of the Board of Directors. Pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as an administrator unless he is a "disinterested person" within the meaning of said Rule 16b-3.

Eligibility

     Persons eligible to participate in the Plan as a recipient of an option shall include only key employees, directors and consultants of the Company or its affiliates at the time the option is granted. An employee or consultant who has been granted an option hereunder may be granted additional options if the Administrators shall so determine.

Shares of Stock Subject to the Plan

     One Million (1,000,000) shares of common stock of the Company ("Common Stock") in the aggregate are reserved for issuance under the Plan. This number increases automatically on the first day of each calendar year, commencing January 1, 2004, by the lesser of (i) One Hundred Thousand (100,000) shares,
(ii) five percent (5%) of the then outstanding number of shares of common stock as of the end of the immediately preceding calendar year, or (iii) such amount as may be determined by the Board of Directors, which shares shall be available for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of Stock Options, granted under Sections 7(a) and 7(c) of the Plan, or Stock Awards, under Section 7(d) of the Plan. The maximum number of Stock Options that may be granted to any one employee of the Company is 250,000.

     Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares, treasury shares or shares purchased by the Plan. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlement of awards under the Plan.

Restrictions on Transfer

     All awards under the Plan, other than Non-Statutory Stock Options, will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrators.

     If so permitted by the Administrators, a participant may designate a beneficiary or beneficiaries to exercise his rights under any Stock Option he would be entitled to and receive any distributions under the Plan upon the participant's death. However, in the case of participants who are subject to
Section 16 of the Exchange Act, any contrary requirements of Rule 16b-3 under the Exchange Act, or any successor rule, shall prevail over the provisions of this section.

Awards

     The Administrators may determine the type and terms and conditions of awards under the Plan. Awards may be granted in the form of non-statutory options, incentive stock options and stock awards. Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award.

     Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price for a specified period of time. For purposes of the 2003 Incentive Stock Plan, the exercise price of each option will be the fair market value of the common stock on the date of grant. Fair market value of a share of common stock on a particular date means the average of the reported high and low bid prices of the common stock for the preceding ten days. Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or such other methods as determined by the Administrators, including tendering (either actually or by attestation) common stock at fair market value on the date of surrender, or any combination thereof. Stock options are subject to vesting conditions and restrictions as determined by the Administrators.

     Stock Awards. Stock awards are awards made in stock or denominated in stock units. Stock awards will be subject to conditions established by the
Administrators which are set forth in the award agreement, and may include vesting, continuous service with the Company, achievement of specific business objectives and other measurements of performance.

Duration and Termination

     Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Administrators. The Administrators may, in their sole discretion, accelerate or extend the time during which any Stock Option may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Internal Revenue Code in order to continue to qualify as an Incentive Stock Option. Notwithstanding the above, in the event of death, retirement, disability or change in control, all awards shall immediately vest.

Tax Withholding

     The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover the minimum withholding required by law for any federal, state or local taxes, or take such other action as may be necessary to satisfy any such withholding obligations. The Administrators may permit shares to be used to satisfy the minimum required tax withholding.

          The Board of Directors recommends a vote FOR approval of the Comtex News Network, Inc. 2003 Incentive Stock Plan for the Purposes of
  Granting Incentive Treatment under Section 422 of the Internal Revenue Code for Options Granted to Employees.

                                 PROPOSAL NO. 3

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Goldstein Golub Kessler, LLP as the Company's independent auditors for the fiscal year ending June 30, 2004. The Board of Directors believes it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company's financial controls and reporting. Ernst & Young were the Company's independent auditors for the prior fiscal year.

     A representative of Goldstein Golub Kessler, LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from stockholders.

     The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2003:


                        ----------------------------------------------------- --------------------
                                      Description of Services                        Fees
                                      -----------------------                        ----
                        ----------------------------------------------------- --------------------

                        ----------------------------------------------------- --------------------
                        Audit fees (1)                                             $   77,439
                        ----------------------------------------------------- --------------------
                        All other fees (2)                                         $    7,700
                        ----------------------------------------------------- --------------------
                        Total                                                      $   85,139
                        ----------------------------------------------------- --------------------

(1) Audit Fees: represents the aggregate fees billed or to be billed for professional services rendered for the audit of our fiscal year 2003 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.
(2) Other Fees: review and consent regarding inclusion of financial statements in various SEC filings.

Vote Not Required; Recommendation of the Board of Directors

     Although not required to be submitted to stockholders for approval, the Board of Directors has conditioned its appointment of the independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy at the Annual Meeting. In the event the stockholders do not approve the selection of Goldstein Golub Kessler, LLP, the Board of Directors will reconsider the appointment of the independent auditors.

          The Board of Directors recommends a vote FOR ratification of
                                                   ---
    Goldstein Golub Kessler, LLP as Independent Auditors for the Company for
                                Fiscal Year 2004.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning all compensation paid or accrued by the Company to its Chief Executive Officer, President and the other executive officers of the Company who earned total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 2003 (collectively, the "Named Executive Officers"):


-----------------------------------------------------------------------------------------------------------------------------
                                                     Annual Compensation           Long-Term Compensation
                                                                                           Awards
-----------------------------------------------------------------------------------------------------------------------------
       Name and                      Fiscal                                          Shares Underlying        All Other
   Principal Position                 Year          Salary            Bonus               Options            Compensation
-----------------------------------------------------------------------------------------------------------------------------

Stephen W. Ellis (1)                 2003          $ 36,346             -               710,000 (5)               -
Chairman and
Chief Executive Officer
-----------------------------------------------------------------------------------------------------------------------------

Laurence F. Schwartz (2)             2003              -                -                         -               -
President
-----------------------------------------------------------------------------------------------------------------------------

Charles W. Terry (3)                 2003          $ 178,500         $ 17,413                     -             43,637
                                     2002          $ 198,600         $ 52,216                     -               -
                                     2001          $ 194,492         $ 32,777                     -               -
-----------------------------------------------------------------------------------------------------------------------------

Raymond P. Capece (4)                2003          $ 24,231          $ 10,000
-----------------------------------------------------------------------------------------------------------------------------

Robin Y. Deal                        2003          $ 110,000            -                35,600 (5)               -
Vice President, Finance              2002          $ 106,369         $ 9,180             75,000 (5)               -
 & Accounting                        2001          $ 93,484          $ 12,500            50,000 (5)               -

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                  -
Deirdre D. McGonagle                 2003          $ 103,204            -                35,600 (5)               -
Vice President,                      2002          $ 100,500         $ 6,030             35,000 (5)               -
Publisher Relations                  2001          $ 98,727          $ 16,500            60,000 (5)

-----------------------------------------------------------------------------------------------------------------------------
________________________

(1) Mr. Ellis was appointed Chairman of the Board in December 2002. He was appointed Chief Executive Officer in July 2003.
(2)  Mr. Schwartz was appointed President of the Company in July 2003.
(3) Mr. Terry served as President from August 1994 and Chief Executive Officer from September 1997 until April 2003. On April 24, 2003, Mr. Terry resigned as President and CEO, and entered into a Separation and Release Agreement with the Company, whereby he agreed to provide consulting services for a limited time and not to compete with the Company for a period of 12 months, and receives certain separation payments scheduled to continue through February 2004.
(4) Mr. Capece served as President from April 2003 until July 2003. Mr. Capece resigned as President and CEO in July 2003 and entered into a Separation and Release Agreement whereby he continued to render consulting services to the Company through October 2003 and agreed to mutual releases with the Company from the other terms of his employment agreement.
(5) Granted pursuant to the Company's 1995 Stock Option Plan. See "Executive Compensation - Stock Option Grants."

Stock Option Grants


     The following table provides details regarding all stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2003:

                        Option Grants in Fiscal Year 2003

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Potential
                               Number of         % of Total Options                               Realizable Value at Assumed
                           Shares Underlying          Granted          Exercise   Expiration      Annual Rates of Stock Price
Name                        Options Granted        in Fiscal Year       Price        Date       Appreciation for Option Term (5)
----                        ---------------        --------------       -----        ----       --------------------------------
                                                                                                      5%               10%
                                                                                                     ---               ---
-----------------------------------------------------------------------------------------------------------------------------------
                                  10,000 (1)             0.59%          $0.19       10/23/12    $    1,195          $    3,028
Stephen W. Ellis                 700,000 (2)            41.51%          $0.14       12/20/12    $   61,632          $  156,187
-----------------------------------------------------------------------------------------------------------------------------------

Laurence F. Schwartz               -                     -                -            -                      -
-----------------------------------------------------------------------------------------------------------------------------------

Charles W. Terry                   -                     -                -                                   -
-----------------------------------------------------------------------------------------------------------------------------------

Raymond P. Capece                600,000 (3)            35.58%       $0.17       04/25/2013     $   64,147          $  162,562

-----------------------------------------------------------------------------------------------------------------------------------

Robin Y. Deal                      35,600 (4)          2.11%         $0.18       03/12/2013     $    4,029          $   10,213
-----------------------------------------------------------------------------------------------------------------------------------

Deirdre D. McGonagle               35,600 (4)          2.11%         $0.18       03/12/2013     $    4,029          $   10,213
-----------------------------------------------------------------------------------------------------------------------------------

__________________
(1) Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of directorship to the extent vested at that time.
(2)  Options vest 350,000 immediately, 350,000 no later than 120 days (April 19,
     2003) from the grant date, subject to submission/acceptance of a Business Plan. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.
(3)  Options granted to Mr. Capece did not vest during his tenure.
(4) Options vest one-third each upon the first, second and third anniversaries of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.
(5) Amounts represent hypothetical gains that could be achieved, if exercised at the end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of common stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.

     Set forth below is certain information as of June 30, 2003 regarding equity compensation plans for directors and executive officers of the Company that have been approved by stockholders.


------------------------------------------------------------------------------------------------------
                                                                 Weighted
                            Number of securities to be issued    average     Number of securities
Equity compensation plans     upon exercise of outstanding       exercise   remaining available for
 approved by stockholders       options and rights                price       issuance under plan
------------------------------------------------------------------------------------------------------
1995 Stock Option Plan         2,872,858                          $0.43             542,597
------------------------------------------------------------------------------------------------------

Options Exercised and Year-End Option Values

     The following table sets forth certain information regarding the value of exercised and unexercised options held by the Named Executive Officers as of June 30, 2003.


                                                 Fiscal Year-End Option Values
--------------------------------------------------------------------------------------------------------------------------------
                               Shares                             Number of Shares                Value of Unexercised
                           Acquired upon   Value Realized      Underlying Unexercised             In-the-Money Options
                            Exercise of    From Exercise      Options at June 30, 2003             at June 30, 2003(2)
Name                          Options      Of Options (1)    Exercisable   Unexercisable        Exercisable  Unexercisable
----                          -------      --------------    -----------  --------------        -----------  -------------
Stephen W. Ellis                  -        $     -               703,300           6,700        $    70,165  $         335
--------------------------------------------------------------------------------------------------------------------------------
Laurence F. Schwartz              -        $     -                  -                -          $      -     $          -
--------------------------------------------------------------------------------------------------------------------------------
Charles W. Terry                  -        $     -               397,733             -          $    47,283  $          -
--------------------------------------------------------------------------------------------------------------------------------
Raymond P. Capece                 -        $     -                  -            600,000        $      -     $      42,000
--------------------------------------------------------------------------------------------------------------------------------
Robin Y. Deal                     -        $     -               116,500          86,100        $       300  $       2,136
--------------------------------------------------------------------------------------------------------------------------------
Deirdre D. McGonagle              -        $     -                66,783          64,150        $      -     $       2,136
--------------------------------------------------------------------------------------------------------------------------------

____________________
(1) Represents the difference between the exercise price and the market value price on the date of exercise.
(2) Represents the difference between the exercise price of the outstanding options and the closing bid price of the common stock on June 30, 2003, which was $0.24 per share. Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.

Stock Option Plan

     In October 1995, the Board of Directors approved the Comtex News Network, Inc. 1995 Stock Option Plan, which was approved by stockholders in December 1995. The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options in order to recruit and retain key employees, consultants and directors.

Compensation of Directors

     During fiscal year 2003, the Company's directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Non-employee directors of the Company also received a fee of $1,000 for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any compensation for committee participation during fiscal year 2003.

Employment Agreements

Employment Agreement with the Company's Chief Executive Officer

     The Company has an employment contract with Mr. Ellis, who was appointed Chief Executive Officer effective July 1, 2003. Under the terms of the Agreement dated July 1, 2003, Mr. Ellis is employed for a two-year period with the ability to extend such term for one-year periods. Mr. Ellis's base salary is $150,000, which shall be increased by at least five percent annually based on a favorable performance review. In addition to his base salary, Mr. Ellis is entitled to an annual incentive cash bonus based upon the satisfaction of certain revenue and earnings goals. The employment agreement requires that if Mr. Ellis is terminated without cause or resigns for good reason (as defined in his employment agreement), then Mr. Ellis is entitled to certain severance benefits and an acceleration of his unvested stock options. If Mr. Ellis is terminated for cause or resigns without good reason (as defined in his employment agreement), then he is entitled to have his vested incentive stock options, if any, converted into non-statutory stock options. The employment agreement contains certain confidentiality and noncompetition provisions. The Company granted Mr. Ellis options to acquire 575,000 shares of common stock under the 1995 Stock Option Plan and 250,000 shares of common stock under the 2003 Incentive Stock Plan.

Employment Agreement with the Company's President

     The Company has an employment contract with Mr. Schwartz, who was appointed Chief Executive Officer effective July 1, 2003. Under the terms of the Agreement dated July 1, 2003, Mr. Schwartz is employed for a two-year period with the ability to extend such term for one-year periods. Mr. Schwartz's base salary is $140,000, which shall be increased by at least five percent annually based on a favorable performance review. In addition to his base salary, Mr. Schwartz is entitled to an annual incentive cash bonus based upon the satisfaction of certain revenue and earnings goals. The employment agreement requires that if Mr. Schwartz is terminated without cause or resigns for good reason (as defined in his employment agreement) then Mr. Schwartz is entitled to certain severance benefits and an acceleration of his unvested stock options. If Mr. Schwartz is terminated for cause or resigns without good reason (as defined in his employment agreement), then he is entitled to have his vested incentive stock options, if any, converted into non-statutory stock options. The employment agreement contains certain confidentiality and noncompetition provisions. The Company granted Mr. Schwartz options to acquire 575,000 shares of common stock under the 1995 Stock Option Plan and 250,000 shares of common stock under the 2003 Incentive Stock Plan.

     The Company also has severance agreements with Ms. Deal and Ms. McGonagle. These officers are entitled to receive three months severance pay in the event the Company terminates their employment as part of an overall reduction in work force, or six months severance pay in the event their employment is terminated within the first six calendar months after a change in control of the Company. The Board of Directors will determine whether a change in control has occurred for purposes of these agreements.

Report of the Compensation Committee of the Board of Directors

     General. The Company believes its compensation policies are designed to provide competitive levels of compensation that integrate with the Company's annual and long-term quantitative and qualitative performance factors. The compensation policies reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

     The Company establishes compensation, including compensation for the Chief Executive Officer, based on both objective and subjective criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or as to the officer's particular operating unit. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken. The Company also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and stockholders' interests in the enhancement of stockholder value and therefore uses its Stock Option and Stock Purchase Plans to recruit and retain senior management.

Compliance with Internal Revenue Code Section 162(M)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers for the 2003 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that any non-performance-based compensation payable to the executive officers for the 2004 fiscal year will exceed that limit. Because it is unlikely that the actual compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the executive officers. The Compensation Committee shall reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

                                         Submitted by the Compensation Committee
                                         William J. Howard
                                         Erik Hendricks
                                         Robert J. Lynch, Jr.

Board of Directors Interlocks and Insider Participation

     General. Dr. Gilluly serves as a Director of the Company. Dr. Gilluly also serves as Chairman and Chief Executive Officer of AMASYS, which beneficially owns approximately 20.1% of the Company's Common Stock. (See "Beneficial Ownership of Common Stock.")

Note Payable to AMASYS
----------------------

     During August 2001, AMASYS and Comtex signed an amendment to a note payable to AMASYS, (Second Amendment to Amended, Consolidated and Restated 10% Senior Subordinated Secured Note) (the "Amended Note") extending the due date of the note to July 1, 2008. In addition to the extension of the term, the Amended Note includes a provision for AMASYS to convert all or a portion of the outstanding principal amount, plus accrued interest, into common stock of Comtex. The Amended Note is convertible at a price of $1.20 per share as of August 31, 2003, which price increases by $0.10 upon each anniversary of the amendment.

     The Amended note bears interest at a rate of 10% on the principal balance of $856,954 at June 30, 2003. The Note is collateralized by a continuing interest in all receivables, all products of such receivables and the proceeds thereof, all purchase orders, and all patents and technology now or hereafter held or received by the Company.

     Approximately $146,000, $132,000 and $130,000 in principal and interest were paid to AMASYS during the fiscal years ended June 30, 2003, 2002 and 2001, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain relationships and related transactions involving directors of the Company and certain other entities are described in "Executive Compensation - Board of Directors Interlocks and Insider Participation."

                                PERFORMANCE GRAPH

     The graph below depicts the Company's stock price as an index assuming $100 invested on July 1, 1998 along with the composite prices of companies listed in the Nasdaq Stock Market (U.S. Companies) Index and a composite of peer group companies in the Internet Information Providers Index. The Nasdaq Stock Market Index and Internet Information Providers Index were prepared by Media General, a source believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

     The Internet Information  Providers Index includes the following companies:
A.D.A.M., American OnineLtin Am, Aptimus Inc., Bankrate Inc., Career Worth Inc., Chinadotcom Corp, CNET Networks, Inc., Edgar Online, Euniverse Inc., Finity Holdings Inc., Heathcentral.com, Homeseekers. Com Inc., Homestore Inc., Hoover's Inc., Ilive Inc., Infospace Incorporated, Internet Gold-Golden, iVillage, Inc., Jupitermedia Corp., Knot Inc., Looksmart LTD, Marketwatch.com Inc., Modern MFG Services Inc., Multex.com Inc., Netlease.com Inc., Onesource Information SV, Overture Services Inc., QSC AG Adr, Quotesmith.com Inc., Rediff.com India Ltd Ads, Rstar Corporation, Sales Online Direct, Inc., Salon Media Group Inc., Sohu.com Inc., Sportsline.com Inc., Stockscape Technologies, Theglobe.com Inc., TheStreet.com, Tucows Inc., US Dataworks Inc., Verticalnet, Inc., World Gaming Plc Spons, Yahoo! Inc.

     The comparisons are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Company's Common Stock.

-------------------------------------------------------------------------------------------------------------------
                                                                     FISCAL YEAR ENDING
-------------------------------------------------------------------------------------------------------------------
COMPANY / INDEX / MARKET                          1998        1998       2000        2001        2002         2003
                                                  ----        ----       ----        ----        ----         ----
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Comtex News Network, Inc.                       100.00      599.91     872.60      194.88       84.35        69.81
-------------------------------------------------------------------------------------------------------------------
Internet Info. Providers                        100.00      276.56     281.55       61.98       33.28        73.43
-------------------------------------------------------------------------------------------------------------------
Nasdaq Market Index                             100.00      140.14     210.86      116.77       79.21        88.08
-------------------------------------------------------------------------------------------------------------------


[STOCK PERFORMANCE GRAPH OMITTED]

     The preceding report on executive compensation and the stock performance graph shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those acts, nor will such report or graph be incorporated by reference into any future filings made by us under those acts, except to the extent that we specifically incorporate this information by reference.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 2002 and ended June 30, 2003, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner with the exception of a Form 4 filed by Mr. Ellis and a Form 3 filed by Mr. Schwartz which were not timely filed due to administrative error.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended June 30, 2003, including the financial statements and notes thereto is being mailed to the stockholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

     The Company will furnish any exhibit described in the list accompanying the 2003 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its Virginia office at 625 N. Washington Street, Suite 301, Alexandria, Virginia 22314,
Attention: Corporate Secretary.

                                  OTHER MATTERS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                              By Order of the Board of Directors

                                              /s/ S. Amber Gordon

                                              S. Amber Gordon
                                              Corporate Secretary
Date: October 28, 2003

                                   APPENDIX A

                            Comtex News Network, Inc.
                            2003 Stock Incentive Plan

                                                                      APPENDIX A

                            COMTEX NEWS NETWORK, INC.
                            2003 INCENTIVE STOCK PLAN


     1. PURPOSE. The purpose of the Comtex News Network, Inc. 2003 Incentive Stock Plan (the "Plan") is to (i) to attract and retain qualified and experienced personnel to the Company and its affiliates, and (ii) provide outside directors and key employees of Comtex News Network, Inc. (the "Company") and its affiliates, with additional incentives to improve the growth and performance of the Company.

     2. TERM. The Plan shall be effective as of July 1, 2003, (the "Effective Date"), and shall remain in effect for ten years thereafter, unless sooner terminated by the Company's Board of Directors (the "Board"). After termination of the Plan, no additional awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. PLAN ADMINISTRATION.

          (a) Administrators. The Plan shall be administered by administrators (the "Administrators") designated by the Board of Directors of the Company (the "Board"), and consisting of not fewer than two members of the Board. Pursuant To Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as an administrator unless he is a "disinterested person" within the meaning of said Rule 16b-3.

          (b) Administrators' Action. The Administrators shall hold meetings at such times and places as they may determine. A majority of Administrators shall constitute a quorum, and all determinations of the Administrators shall be made by not less than a majority thereof. Any decision or determination reduced to writing and signed by a majority of the Administrators shall be fully effective as if it had been made by a majority vote of the Administrators at a meeting duly called and held. The Administrators may designate the Secretary of the Company or other Company employees to assist the Administrators in the administration of the Plan, and may grant authority to such person to execute award agreements or other documents on behalf of the Administrators and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 3 may be appointed as the Administrators.

          (c) Administrators' Expenses. All expenses and liabilities incurred by the Administrators in the administration of the Plan shall be borne by the Company. The Administrators may employ attorneys, consultants, accountants or other persons.

     4. ELIGIBILITY TO PARTICIPATE. The persons eligible to participate in the Plan as a recipient of options (optionee) shall include only key employees, directors and consultants of the Company or its affiliates at the time the option is granted. An employee or consultant who has been granted an option hereunder may be granted an additional option or options, if the Administrators shall so determine.

     5. SHARES OF STOCK SUBJECT TO THE PLAN. One Million (1,000,000) shares of common stock of the Company ("Common Stock") in the aggregate are reserved for issuance under the Plan, such number to increase automatically on the first calendar day of each year, commencing January 1, 2004, by the lesser of (i) One Hundred Thousand (100,000) shares, (ii) five percent (5%) of the then outstanding number of shares of common stock as of the end of the immediately preceding calendar year, or (iii) such amount as may be determined by the Board of Directors, which shares shall be available for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of Stock Options, granted under Sections 7(a) and 7(c) of the Plan, or Stock Awards, under Section 7(d) of the Plan. The maximum number of Stock Options that may be granted to any one employee of the Company is 250,000.

     Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares, treasury shares or shares purchased by the Plan. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlement of awards under the Plan.

     6. ADJUSTMENTS. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

     Adjustments under this Section 6 relating to shares of Common Stock or securities of the Company shall be made by the Administrators, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     7. AWARDS. The Administrators shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 11. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. The types of awards that may be made under the Plan are set forth below.

          (a) Stock Option. A Stock Option is a grant of a right to purchase a specified number of shares of Common Stock under the Plan during a specified period. A Stock Option may be in the form of a Non-Statutory Option, as defined in this paragraph, or an Incentive Stock Option, which complies with Section 422 of the Code, as amended (as defined hereinafter), and the regulations thereunder at the time of grant, provided, however, that Options under this Plan may only be granted as Incentive Stock Options if the Company obtains shareholder approval within twelve (12) months before or after the date of adoption of this Plan. A Non-Statutory Stock Option means an option granted by the Administrators to (i) an outside director or (ii) to any other participant, and such option is either (A) not designated by the Administrators as an Incentive Stock Option, or
(B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. The exercise price of each Stock Option shall be the per share Fair Market Value of Common Stock on the date the award is granted. However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A Stock Option may be exercised in whole or in installments, which may be cumulative. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Administrators at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value on the date of surrender, or any combination thereof.

          (b) Stock Award. A Stock Award is an award under the Plan, made in stock or denominated in units of stock. All or part of any Stock Award may be subject to conditions established by the Administrators, and set forth in the award agreement, which may include, but are not limited to, vesting, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     8. DEFERRALS AND SETTLEMENTS. Payments in exercise of a Stock Option Award may be in the form of Common Stock or cash, or in combinations thereof as the Administrators determine at the time of grant, and with such restrictions as they may impose. No Stock Option is to be considered exercised until payment in full is accepted by the Administrators. The means by which a recipient of an award may make payment is set forth below.

          (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Administrators may permit all or a portion of the exercise price of a Stock Option to be paid from borrowed funds.

          (b) Cashless Exercise. Subject to vesting requirements, if applicable, a participant may engage in a "cashless exercise" of the Stock Option. Upon a cashless exercise, the participant shall give the Company written notice of the exercise of the Stock Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Stock Option and to deliver enough of the proceeds to the Company to pay the Stock Option exercise price and any applicable withholding taxes. If the participant does not sell the Common Stock subject to the Stock Option through a registered broker-dealer or equivalent third party, the participant may give the Company written notice of the exercise of the Stock Option and the third-party purchaser of the Common Stock subject to the Stock Option shall pay the Stock Option exercise price plus applicable withholding taxes to the Company.

          (c) Exchange of Common Stock. The Administrators may permit payment of the Stock Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of a Stock Option shall be valued at the Fair Market Value of the Common Stock. No tendered shares of Common Stock which were acquired by the participant upon the prior exercise of a Stock Option or as awards under this or any other stock award plan sponsored by the Company shall be accepted for exchange unless the participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

     9. FAIR MARKET VALUE. For all purposes under the Plan, Fair Market Value of a share of Common Stock on a particular date shall be equal to the average of the reported high and low bid prices of the Common Stock for the preceding ten
(10) days. In the event the Common Stock is not actively traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Administrators in such manner as they deem appropriate.

     10. TRANSFERABILITY AND EXERCISABILITY. All awards under the Plan, other than Non-Statutory Stock Options, will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrators.

     If so permitted by the Administrators, a participant may designate a beneficiary or beneficiaries to exercise his rights under any Stock Option he would be entitled to and receive any distributions under the Plan upon the participant's death. However, in the case of participants who are subject to
Section 16 of the Securities Exchange Act 1934 (the "1934 Act"), any contrary requirements of Rule 16b-3 under the 1934 Act, or any successor rule, shall prevail over the provisions of this Section.

     Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Administrators. The Administrators may, in their sole discretion, accelerate or extend the time during which any Stock Option may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. Notwithstanding the above, in the event of death, Retirement or Disability (as defined in Section 23 hereof), all awards shall immediately vest.

     11. AWARD AGREEMENTS. Each award of Stock Options and Stock under the Plan shall be evidenced by an agreement that is approved by the Administrators. The agreement must set forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided, however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. If any key employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the date of grant.

     In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     12. PLAN AMENDMENT. The Board or the Administrators may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof.

     13. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover the minimum withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Administrators may permit shares to be used to satisfy the minimum required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     14. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country, unless otherwise determined by the Administrators, or unless the contrary is specifically provided in a Company benefit plan that is exempt from tax under Section 401(a) of the Code.

     15. UNFUNDED PLAN. Unless otherwise determined by the Administrators, the Plan is an unfunded plan. The Plan shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Administrators) shall be no greater than the right of an unsecured general creditor of the Company.

     16. FUTURE RIGHTS. No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

     17. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Administrators shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

     18. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable federal law.

     19. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

     20. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

     21. EXTRAORDINARY CORPORATE TRANSACTIONS.

          (a) Fundamental Change. Notwithstanding anything to the contrary in the Plan, if the Company recapitalizes or otherwise changes its capital structure (a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted, the optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable.

          (b) Change in Control. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board, then each of the foregoing shall constitute a "Change in Control".. In the event of a Change in Control, the Administrators and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

               (1) provide that such Stock Options shall be assumed, or equivalent stock options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that:
(A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall be registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Stock Option surrendered equal to the difference between the
(1) fair market value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Stock Options, and (2) the aggregate exercise price of all such surrendered Stock Options; or

               (2) in the event of a Change in Control transaction whereby the holders of Common Stock will receive a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the participants equal to the difference between (1) the Merger Price times the number of shares of Common Stock subject to such Stock Options held by each participant (to the extent then exercisable at prices not in excess of the Merger Price), and (2) the aggregate exercise price of all such surrendered Stock Options.

     22. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Administrators fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrators.

     23. TERMINATION OF EMPLOYMENT. Unless the Board or the Administrators specifically designate another schedule in the Stock Option agreement, in connection with a termination of employment, Stock Options shall continue to be exercisable in accordance with the following provisions of this paragraph. Upon the termination of an employee's employment for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and such options may be exercised only for a period of three (3) months following such termination. Upon the termination of an employee's service because of Disability, Retirement, death, or Change in Control (with such termination in respect of the latter occurring within 180 days of the effective date of such Change in Control), the employee's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the employee's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in such employee at the date of termination and options may be exercised for a period of five (5) years following termination. Notwithstanding anything to the contrary herein, in no event shall the exercise period extend beyond the expiration of the Stock Option term. In the event of termination of employment or service for Cause (as defined herein) all rights and awards granted to an employee or director under the Plan not exercised or vested shall expire upon termination.

     No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three (3) months following the date of the employee's Retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment.

     "Disability" means, with respect to an employee, the permanent and total inability by reason of mental or physical infirmity or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Administrators that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the employee's lifetime.

     "Retirement" means, with respect to an employee, retirement on or after the later of attainment of age sixty-five (65) and five (5) years of service with the Company or an affiliate, or such other time as determined by written resolution of the Administrators.

     Termination "for Cause" means the termination upon personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an affiliate.

     24. TERMINATION OF SERVICE AS A DIRECTOR. Unless the Board or the Administrators specifically designate another schedule in the Stock Option agreement, in connection with a termination of service, Stock Options shall continue to be exercisable in accordance with the following provisions of this paragraph. Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and such options may be exercised for a period of one (1) year following termination of service, and all of the director's unvested Stock Awards shall be forfeited. In the event of termination of service for Cause (as defined above) all rights granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service because of Retirement, Disability, Change in Control or death, the director's Stock Options shall be exercisable as to all shares, whether or not then exercisable, and the director's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in such director at the date of termination, and options may be exercised for a period of five (5) years following such termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

     "Disability" means, with respect to an outside director, the permanent and total inability by reason of mental or physical infirmity or both, of a director to carry out the responsibilities of a director of the Company or an affiliate, as required by applicable state and federal law.

     "Retirement" means, with respect to a director, retirement on or after the later of attainment of age sixty-five (65) or seven (7) years of service at the Company or an affiliate, or such other time as determined by written resolution of the Administrators.

     "Termination for Cause" has the same meaning as set forth under Paragraph 23 above.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF COMTEX NEWS NETWORK, INC.

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 4, 2003

The undersigned appoints Stephen W. Ellis and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of Comtex News Network, Inc. on December 4, 2003, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

1.   ELECTION OF DIRECTOR

   [_] FOR the ONE nominee listed below (except as marked to the contrary below)

   [_] WITHHOLD AUTHORITY to vote for the ONE nominee listed below

        Erik Hendricks

2. Proposal to approve the Comtex News Network, Inc. 2003 Incentive Stock Plan for the purpose of granting incentive treatment under Section 422 of the Internal Revenue Code of 1986, as amended, for options granted to employees.

   [_] FOR this proposal
   [_] AGAINST this proposal
   [_] ABSTAIN

3. Proposal to ratify the appointment of Goldstein Golub Kessler, LLP as the Company's independent auditors for the fiscal year 2004.

   [_] FOR this proposal
   [_] AGAINST this proposal
   [_] ABSTAIN

4. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the election of the one named individual as director, FOR the approval of the Comtex News Network, Inc. 2003 Incentive Stock Plan for incentive stock option treatment under Section 422, and FOR the ratification of Goldstein Golub Kessler, LLP as the Company's independent auditors for the fiscal year 2004.

                          PLEASE DATE, SIGN AND RETURN
                                 PROXY PROMPTLY
                           Receipt of Notice of Annual
                           Meeting and Proxy Statement
                             is hereby acknowledged


                             Stockholder's Signature


                    Joint Holder's Signature (If applicable)

                                      Date: